UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2017
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Delaware	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders
On June 15, 2017, at the Progress Software Corporation (the “Company”) 2017 Annual Meeting of Stockholders, the Company’s stockholders voted on the following four matters and cast their votes as described below:

(1)	The election of seven members to the Board of Directors to serve until the Company’s next annual meeting of stockholders;

(2)	The approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended November 30, 2016;

(3)	The approval, on an advisory basis, of the frequency of future say-on-pay votes; and

(4)	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017.
The following is a summary of the voting results for each matter presented to the stockholders:
Proposal 1 - Election of Directors:

	Total Vote For Each Director	Total Vote Withheld From Each Director	Broker Non-Votes
Paul T. Dacier	36,701,629	3,941,007	5,120,756
John R. Egan	36,630,837	4,011,799	5,120,756
Rainer Gawlick	36,702,842	3,939,794	5,120,756
Yogesh Gupta	36,722,870	3,919,766	5,120,756
Charles F. Kane	36,673,173	3,969,463	5,120,756
David A. Krall	35,561,865	5,080,771	5,120,756
Michael L. Mark	36,551,656	4,090,980	5,120,756

Proposal 2 - Approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended November 30, 2016:

For	Against	Abstain	Broker Non-Votes
39,643,907	971,038	27,691	5,120,756

Proposal 3 - Approval, on an advisory basis, of the frequency of future say-on-pay votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
32,362,692	4,315	8,255,528	20,101	5,120,756

Proposal 4 - The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017:

For	Against	Abstain
45,607,413	145,528	10,451

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2017	Progress Software Corporation
	By:	/s/Stephen H. Faberman
Stephen H. Faberman
Chief Legal Officer